UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 20, 2013 (March 18, 2013)
Date of Report (date of earliest event reported)

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

American Realty Capital Properties Offers to Purchase Cole Credit Property Trust III for $9 Billion, Creating the Largest, Highest Quality Publicly Traded Net Lease REIT

This Current Report on Form 8-K details a proposal made on March 19, 2013 by the board of directors of American Realty Capital Properties, Inc. (“ARCP”) to the board of directors of Cole Credit Property Trust III, Inc. (“CCPT III”) to acquire all the outstanding shares of common stock of CCPT III.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upsize of the Credit Facility

As previously reported in ARCP’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on March 8, 2013, on February 28, 2013, ARCP (as successor by merger to American Realty Capital Trust III, Inc. (“ARCT III”)) assumed the obligations of ARCT III, as parent guarantor, and ARC Properties Operating Partnership, L.P., ARCP’s operating partnership (the “Operating Partnership”) (as successor by merger to American Realty Capital Operating Partnership III, L.P., ARCT III’s operating partnership (“ARCT III’s OP”)), assumed the obligations of ARCT III’s OP, as borrower, under an $875.0 million credit facility (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and lenders party thereto, from time to time. The Credit Agreement includes an “accordion feature” allowing the borrower, subject to certain conditions, to increase the aggregate commitments under the Credit Agreement. As previously reported, on February 28, 2013 ARCP exercised the accordion feature and increased the aggregate commitments under the Credit Agreement to $1.0 billion.

On March 18, 2013, ARCP entered into the First Amendment to the Credit Agreement (the “Amendment”) with the Administrative Agent and the lenders party to the Credit Agreement. The Amendment modified the accordion feature of the Credit Agreement to allow the Operating Partnership, subject to certain conditions, to increase the aggregate commitments under the Credit Agreement, on or after the effective date of the Amendment, by $1.5 billion. If the accordion feature is exercised in full, the aggregate commitments (comprised of revolving, term loan and delayed draw commitments) under the Credit Agreement would equal $2.5 billion, subject to borrowing base availability.

The Credit Agreement contains customary representations, warranties and borrowing conditions. Other than the amended terms described above, the material terms of the Credit Agreement remain unchanged.

The description of the Credit Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Credit Agreement which was filed with the SEC on February 28, 2013 as Exhibit 10.43 to ARCP’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended and supplemented from time to time.

Item 7.01. Regulation FD Disclosure.

In connection with the Proposal (as defined and described below) made by ARCP to the board of directors of CCPT III, ARCP prepared a presentation for the purpose of describing the Proposal and its benefits to CCPT III’s stockholders. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Such presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

ARCP’s Offer to Acquire CCPT III

As mentioned in the Explanatory Note to this Current Report on Form 8-K, on March 19, 2013, ARCP submitted a proposal to the board of directors of CCPT III to acquire all the outstanding shares of common stock of CCPT III (the “Proposal”). Under the Proposal, which has been unanimously approved by ARCP’s board of directors, ARCP would acquire all the outstanding shares of common stock of CCPT III in exchange for, at the election of each holder of shares of CCPT III common stock, with respect to each such share of CCPT III common stock, (i) $12.00 per CCPT III share in cash or (ii) 0.80 of a share of ARCP common stock for each share of CCPT III common stock, with a guarantee that the value of the share consideration will not be less than $12.00 per share. The Proposal provides that up to $1.15 billion (or approximately 20% of the outstanding shares of CCPT III common stock) be paid in cash and the balance in ARCP common stock. ARCP would be willing to consider increasing the maximum consideration to be paid in cash to 40% of the outstanding shares of CCPT III common stock, so long as CCPT III stockholders preserve their tax-free exchange safe harbor. ARCP also announced the Proposal via press release on March 20, 2013.

The foregoing description of the Proposal does not purport to be complete and is qualified in its entirety by reference to ARCP’s letter to the board of directors of CCPT III regarding the Proposal, dated March 19, 2013, and the press release announcing the Proposal, dated March 20, 2013, which are attached as Exhibits 99.1 and 99.3 to this Current Report on Form 8-K, and are incorporated by reference herein.

Additional Commitments Under the Credit Agreement

On March 19, 2013, ARCP obtained additional commitments (collectively, the “Additional Commitments”) under the Credit Agreement in an aggregate amount of up to $650.0 million. Each Additional Commitment is subject to customary closing conditions. If drawn, ARCP expects that the Additional Commitments will be used, in part, to fund the transactions contemplated by the Proposal.

ARCP announced the Amendment and the Additional Commitments via press release on March 20, 2013. A copy of the press release announcing the Amendment and the Additional Commitments is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, relates to a business combination transaction with CCPT III proposed by ARCP, which may become the subject of a registration statement filed with the SEC. This material is not a substitute for the proxy statement/prospectus ARCP would file with the SEC regarding the proposed transaction if such a negotiated transaction with CCPT III is reached or for any other document which ARCP may file with the SEC and send to ARCP’s or CCPT III’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ARCP AND CCPT III ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the ARCP Investor Relations Department, 405 Park Avenue, New York, New York 10022. Copies of such documents filed by ARCP with the SEC also will be available free of charge on ARCP’s website at www.arcpreit.com.

ARCP, AR Capital, LLC and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from ARCP’s and CCPT III’s stockholders in respect of the proposed transaction. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012, as modified by ARCP’s current reports on Form 8-K filed with the SEC on October 17, 2012 and March 6, 2013. Additional information regarding the interests of such potential participants will be included in any proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available.

All information in this communication concerning CCPT III, including its business, operations and financial results was obtained from public sources.  While ARCP has no knowledge that any such information is inaccurate or incomplete, ARCP has not had the opportunity to verify any of that information.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors, many of which are outside ARCP’s control, that could cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties relating to the proposed transaction include, but are not limited to, CCPT III’s failure to accept ARCP’s proposal and enter into definitive agreements to effect the transaction, whether and when the proposed transaction will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain regulatory and stockholder approvals for the transaction; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; ARCP’s ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; ARCP’s ability to promptly and effectively integrate the businesses of CCPT III and ARCP; disruption from the proposed transaction making it more difficult to maintain relationships with tenants; the business plans of the tenants of the respective parties; continuation or deterioration of current market conditions; and future regulatory or legislative actions that could adversely affect the companies. Additional factors that may affect future results will be contained in ARCP’s filings with the SEC from time to time. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.    Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Letter to the Board of Directors of Cole Credit Property Trust III, Inc., dated March 19, 2013
99.2	Presentation regarding the Proposal, dated March 19, 2013
99.3	Press Release Announcing the Proposal, dated March 20, 2013
99.4	Press Release Announcing the Amendment and the Additional Commitments, dated March 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: March 20, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors